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                                                                     Exhibit 4.4
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                            ASSET PURCHASE AGREEMENT




                                 SALE OF ASSETS

                                       BY

                    MARSON CORPORATION AND MARSON CANADA INC.

                                       TO

                           DYNATRON/BONDO CORPORATION


                         DATED: AS OF DECEMBER 30, 1996





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ASSET PURCHASE AGREEMENT

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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE 1. PURCHASE AND SALE OF ASSETS........................................ 1
   1.1  PURCHASED ASSETS...................................................... 1
   1.2  EXCLUDED ASSETS....................................................... 3
   1.3  ASSUMPTION OF LIABILITIES............................................. 4
   1.4  RETAINED LIABILITIES.................................................. 4

ARTICLE 2. AGGREGATE CONSIDERATION............................................ 5
   2.1  AGGREGATE CONSIDERATION AND PAYMENT................................... 5
   2.2  DETERMINATION OF CLOSING NET BOOK VALUE;
             ADJUSTMENT OF THE AGGREGATE CONSIDERATION........................ 6
   2.3  ALLOCATION OF AGGREGATE CONSIDERATION................................. 8

ARTICLE 3. THE CLOSING........................................................ 8
   3.1  TIME AND PLACE OF CLOSING............................................. 8
   3.2  DELIVERY OF DOCUMENTS OF TITLE........................................ 8
   3.3  DELIVERY OF RECORDS AND CONTRACTS..................................... 8
   3.4  GRANT OF LICENSE TO USE MARSON NAME................................... 9
   3.5  DELIVERY OF DOCUMENTS BY THE BUYER.................................... 9
   3.6  TRANSFER OF PURCHASED ASSETS.......................................... 9
   3.7  FURTHER ASSURANCES.................................................... 9

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................10
   4.1  ORGANIZATION AND QUALIFICATION OF THE SELLERS.........................10
   4.2  AUTHORIZATION OF TRANSACTION..........................................10
   4.3  PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS..........................10
   4.4  NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS..................10
   4.5  FINANCIAL STATEMENTS..................................................10
   4.6  ABSENCE OF UNDISCLOSED LIABILITIES....................................11
   4.7  ABSENCE OF CERTAIN CHANGES............................................11
   4.8  PAYMENT OF TAXES......................................................12
   4.9  TITLE TO PROPERTIES; LIENS; SUFFICIENCY OF PURCHASED ASSETS...........12
   4.10 COLLECTIBILITY OF ACCOUNTS RECEIVABLE.................................12
   4.11 INVENTORIES...........................................................12
   4.12 INTELLECTUAL PROPERTY RIGHTS..........................................13
   4.13 MATERIAL CONTRACTS....................................................13
   4.14 ENVIRONMENTAL MATTERS.................................................14
   4.15 PERMITS...............................................................14
   4.16 LITIGATION............................................................14
   4.17 TRANSACTIONS WITH INTERESTED PERSONS..................................14
   4.18 KNOWLEDGE.............................................................15
   4.19 DISCLOSURE OF MATERIAL INFORMATION....................................15
   4.20 PRODUCT WARRANTY......................................................15
   4.21 PRODUCT LIABILITY.....................................................15
   4.22 SUPPLIERS AND CUSTOMERS...............................................15
   4.23 PREPAYMENTS AND DEPOSITS..............................................15
   4.24 LOCATION..............................................................15
   4.25 EMPLOYEES.............................................................16
   4.26 INVESTMENT MATTERS....................................................16

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND RPM....................16
   5.1  ORGANIZATION OF THE BUYER AND RPM.....................................16
   5.2  AUTHORIZATION OF TRANSACTION..........................................16
   5.3  NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS..................16

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   5.4  LITIGATION............................................................17
   5.5  REPORTS AND FINANCIAL STATEMENTS......................................17
   5.6  KNOWLEDGE.............................................................17

ARTICLE 6. COVENANTS OF THE SELLERS...........................................17
   6.1  CONDUCT OF AUTOMOTIVE BUSINESS........................................17
   6.2  AUTHORIZATION FROM OTHERS.............................................18
   6.3  BREACH OF REPRESENTATIONS AND WARRANTIES..............................18
   6.4  DISTRIBUTION AGREEMENT................................................18
   6.5  CONSUMMATION OF AGREEMENT.............................................18

ARTICLE 7. PRE-CLOSING COVENANTS OF BUYER AND RPM.............................18
   7.1  CONFIDENTIALITY OF DUE DILIGENCE......................................18
   7.2  AUTHORIZATION FROM OTHERS.............................................18
   7.3  BREACH OF REPRESENTATIONS AND WARRANTIES..............................18
   7.4  DISTRIBUTION AGREEMENT................................................19
   7.5  CONSUMMATION OF AGREEMENT.............................................19

ARTICLE 8. CONDITIONS TO OBLIGATIONS OF THE BUYER AND RPM.....................19
   8.1  REPRESENTATIONS; WARRANTIES; COVENANTS................................19
   8.2  SUPPLY AGREEMENT......................................................19
   8.3  NONCOMPETITION AGREEMENTS.............................................19
   8.4  CONSENTS AND APPROVALS................................................19
   8.5  NO MATERIAL ADVERSE CHANGE............................................19
   8.6  APPROVAL OF DOCUMENTATION.............................................20
   8.7  ABSENCE OF CERTAIN LITIGATION.........................................20
   8.8  MARSON'S GOOD STANDING................................................20
   8.9  MCI'S GOOD STANDING...................................................20
   8.10 MCI'S TAX CLEARANCE...................................................20
   8.11 OPINION...............................................................20
   8.12 LIEN TERMINATIONS.....................................................20
   8.13 TRANSFER INSTRUMENTS..................................................20
   8.14 LICENSE AGREEMENT.....................................................20
   8.15 TRANSITION SERVICE AGREEMENT..........................................21
   8.16 DISTRIBUTION AGREEMENT................................................21
   8.17 TERMINATION OF DISTRIBUTION AGREEMENT.................................21
   8.17 OTHER.................................................................21
   8.18 THE BUYER'S FRUSTRATION OF CLOSING CONDITIONS.........................21

ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE SELLERS...........................21
   9.1  REPRESENTATIONS; WARRANTIES; COVENANTS................................21
   9.2  SUPPLY AGREEMENT......................................................21
   9.3  APPROVAL OF DOCUMENTATION.............................................21
   9.4  ABSENCE OF CERTAIN LITIGATION.........................................21
   9.5  BUYER'S GOOD STANDING.................................................22
   9.6  RPM'S GOOD STANDING...................................................22
   9.7  OPINION...............................................................22
   9.8  EFFECTIVENESS OF REGISTRATION STATEMENT...............................22
   9.9  NASDAQ LISTING APPROVAL...............................................22
   9.10 DISTRIBUTION AGREEMENT................................................22
   9.11 THE SELLERS' FRUSTRATION OF CLOSING CONDITIONS........................22

ARTICLE 10. TERMINATION OF AGREEMENT..........................................22
  10.1  TERMINATION...........................................................22
  10.2  EFFECT OF TERMINATION.................................................23
  10.3  RIGHT TO PROCEED......................................................23

ARTICLE 11. RIGHTS AND OBLIGATIONS SUBSEQUENT TO THE CLOSING..................23

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  11.1  COLLECTION OF ASSETS..................................................23
  11.2  SURVIVAL OF WARRANTIES................................................23
  11.3  PRODUCT WARRANTY/LIABILITY............................................23
  11.4  COBRA COMPLIANCE......................................................23
  11.5  SECTION 22............................................................24
  11.6  EXCISE TAX ACT........................................................24
  11.7  FURTHER COOPERATION...................................................24

ARTICLE 12. INDEMNIFICATION...................................................24
  12.1  DEFINITIONS...........................................................24
  12.2  INDEMNIFICATION BY THE SELLERS........................................25
  12.3  INDEMNIFICATION BY THE BUYER..........................................26
  12.4  DEFENSE OF THIRD PARTY ACTIONS........................................27
  12.5  MISCELLANEOUS.........................................................28
  12.6  PAYMENT OF INDEMNIFICATION............................................28

ARTICLE 13. REGISTRATION......................................................28
  13.1  REQUIRED REGISTRATION.................................................28
  13.2  EXPENSES..............................................................28
  13.3  INDEMNIFICATION.......................................................29

ARTICLE 14. GENERAL PROVISIONS................................................30
  14.1  FEES AND EXPENSES.....................................................30
  14.2  NOTICES...............................................................30
  14.3  PUBLICITY AND DISCLOSURES.............................................32
  14.4  ENTIRE AGREEMENT......................................................32
  14.5  SEVERABILITY..........................................................32
  14.6  BULK SALES LAW........................................................32
  14.7  ASSIGNABILITY.........................................................32
  14.8  AMENDMENT.............................................................32
  14.9  COUNTERPARTS..........................................................32
  14.10 EFFECT OF TABLE OF CONTENTS AND HEADINGS..............................32
  14.11 WAIVERS...............................................................32
  14.12 GOVERNING LAW.........................................................33
  14.13 PRONOUNS..............................................................33
  14.14 TIME PERIODS..........................................................33
  14.15 NO STRICT CONSTRUCTION................................................33

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ASSET PURCHASE AGREEMENT             -iii-

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                            ASSET PURCHASE AGREEMENT

     AGREEMENT entered into as of the 30th day of December, 1996, among Dynatron/Bondo Corporation, a Georgia corporation with its principal place of business at 3700 Atlanta Industrial Parkway, Atlanta, Georgia 30331 (the "Buyer"), RPM, Inc., an Ohio corporation with its principal place of business at 2628 Pearl Road, Medina, Ohio 44258 ("RPM"), Marson Corporation, a Delaware corporation with its principal place of business at 130 Crescent Avenue, Chelsea, Massachusetts 02150 ("Marson") and Marson Canada Inc., a Canadian corporation with its principal place of business at 7 Ingram Drive, Toronto, Ontario, Canada M6M 2L8 ("MCI," together with Marson, the "Sellers").

                                    RECITALS:

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Buyer wishes to acquire substantially all of the assets of Sellers used exclusively in the business of Sellers involving the manufacture, supply and distribution of automotive body filler, paint spray guns, shop tools, specialty chemicals and auto body supply disposables such as masking supplies, which is operated by Sellers as their Automotive Division (the "Automotive Business"), but expressly excluding the Sellers' rivet, rivet tool and other industrial fastener business and is prepared to assume certain liabilities and obligations of the Sellers; and

     WHEREAS, the Sellers wish to convey the Automotive Business and such assets to the Buyer, subject to such liabilities.

     WHEREAS, RPM owns 100% of the outstanding shares of capital stock of Buyer and will benefit from the purchase of the assets from Sellers.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1. PURCHASE AND SALE OF ASSETS.

     1.1 PURCHASED ASSETS. Subject to the provisions of this Agreement and except as expressly excluded in Section 1.2 hereof, the Sellers agree to sell and the Buyer agrees to purchase, at the Closing (as defined in Section 3.1 hereof), Sellers' right, title and interest in and to all of the assets used exclusively in connection with the Automotive Business (the "Purchased Assets"). The Purchased Assets include the following assets and business of Sellers, in each case to the extent exclusively used in the Automotive Business (provided that if Buyer and Walmec fail to execute and deliver a distribution agreement as provided in Section 2.1, the Purchased Assets shall exclude (A) all assets of Sellers exclusively relating to the paint spray guns produced by Walmec which are represented on the Base Balance Sheet and have a total value of $857,000 (the "Paint Spray Gun BBS Assets") and (B) any and all other assets of Sellers exclusively relating to the paint spray guns produced by Walmec):

         (i) all of the inventory shown on the unaudited balance sheet of the Sellers dated August 25, 1996 ( the "Base Balance Sheet"), which inventory includes, in addition to the inventory of the Automotive Business, rivet and rivet tool inventory having a value of approximately $333,000 based upon the cost of physical inventory reflected on the price list set forth in the Supply Agreement referenced in Section 8.2 hereof and representing (based on

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ASSET PURCHASE AGREEMENT
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current operational run rates) an approximate two (2) months supply of these items, with only such additions and deletions with respect to such inventory (both Automotive Business inventory and rivet and rivet tool inventory) as have occurred since August 25, 1996;

         (ii) all of the accounts receivable, machinery and equipment and other assets shown on the Base Balance Sheet or otherwise, including any assets owned by the Sellers which previously have been written off, with only such changes with respect to such accounts receivable as have occurred since August 25, 1996 and such changes to such machinery, equipment and other assets as have occurred in the ordinary course of the Automotive Business consistent with past practice since August 25, 1996;

         (iii) all rights and interests of the Sellers in and to executory contracts, agreements and leases including without limitation the Supply Agreement between Marson and Framar Distributor Corp. (the "Framar Agreement"), other than in respect of any Retained Liability (as defined in Section 1.4 hereof), all of which are set forth on Schedule 1.1(iii) (the "Marson Contracts");

         (iv) all rights and interests of the Sellers in and to customer purchase orders;

         (v) all of the Sellers' books, records and accounts, correspondence and any confidential information relevant to the current operation of the Automotive Business which has been reduced to writing (which may be provided on computer disks, tape or comparable media), including, but not limited to, engineering records, purchase and sales records since January 1, 1994, production flow chart records; credit records since January 1, 1994, personnel records relating to the individuals listed on Schedule 1.1(v), accounting records, and customer and vendor lists and records since January 1, 1994; personnel records, payroll records and employee benefit summaries relating to the individuals listed on Schedule 1.1(v).;

         (vi) all of the Sellers' goodwill including all customer lists, sales and marketing information, copyrights, trade secrets, designs, formulae, processes, procedures, know-how and inventions and the Sellers' right, title and interest in all foreign and domestic trademarks and tradenames and listed on
Schedule 1.1(vi) hereto (together with the items described in clause (vii) known as the "Intellectual Property Rights"), excluding, however, the rights to the "Marson" name, which shall be retained by the Sellers and licensed to the Buyer pursuant to Section 3.4 hereof and the rights to the foreign and domestic trademarks and tradenames relating to certain rivets and rivet tools currently distributed through the Automotive Business, which trademarks and tradenames shall be retained by the Sellers and licensed to the Buyer under the Supply Agreement pursuant to Sections 8.2 and 9.2 hereof;

         (vii) all of Sellers' rights, title and interest in and to the patent applications and patents listed in Schedule 4.12, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof;

         (viii) all of Sellers' right, title and interest in and to technical documentation, including, but not limited to, all materials which reproduce, patterns, plans, designs, research data, drawings, models, blueprints, specifications, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records and procedures;

         (ix) all of Sellers' right, title and interest in, to and under third-party manufacturers' warranties, other than in respect to any Retained Liabilities; and

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         (x)    any and all of the Sellers' permits, licenses, orders, ratings and approvals of any and all U.S. and Canadian federal, state, provincial or local governmental or regulatory authorities which primarily relate to the Purchased Assets or their use in the Automotive Business to the extent that the same are transferable.

     1.2 EXCLUDED ASSETS. Sellers are not selling, transferring or assigning, and Buyer is not purchasing any assets of Sellers which are not exclusively related to the Automotive Business including, without limitation, those assets used by the Sellers in their rivet, rivet tool and other industrial fastener business hereinafter sometimes referred to the "Excluded Assets." The Excluded Assets shall include, but shall not be limited to:

         (i)    the Sellers' cash and cash equivalents;

         (ii) all raw materials, work in progress and finished goods inventory not exclusively related to the Automotive Business including, without limitation, all raw materials, work in progress and finished goods inventory used by the Sellers' rivet, rivet tool and other industrial fastener business (other than the rivet and rivet tool inventory shown on the Base Balance Sheet and having a value of $333,000 based upon the cost of physical inventory reflected on the price list set forth in the Supply Agreement referenced in
Section 8.2 hereof and representing an approximate two (2) month supply of such items);

         (iii) all accounts receivable and machinery and equipment not exclusively related to the Automotive Business including, without limitation, all accounts receivable and machinery and equipment used by, the Sellers' rivet, rivet tool and other industrial fastener business and the accounts receivable from those customers listed on Schedule 1.2 hereof;

         (iv) all computer hardware and software owned or leased by the Sellers, without regard as to whether it has been used by the Sellers in the Automotive Business or their rivet, rivet tool and other industrial fastener business;

         (v) the Sellers' corporate records, journals, ledgers and books of original entry and such other records which may be maintained by the Sellers which are not exclusively related to the Automotive Business;

         (vi) all of the Sellers' insurance policies and the Sellers' rights under insurance policies, including, without limitation, all property and casualty policies, general liability policies, product liability policies and umbrella policies and also including all rights to insurance proceeds and refunds payable thereunder;

         (vii) any and all income, sales, use, corporation excise and franchise tax refunds which the Sellers may be entitled to receive from any U.S. or Canadian federal, state, provincial or local governmental authorities which relate to their ownership of the Purchased Assets prior to the Closing or their operation of the Automotive Business prior to the Closing;

         (viii) pension, profit sharing and savings plans and trusts and any assets thereof and all rights of Sellers with respect to any of their employees or agents;

         (ix) all rights to payment under that certain Settlement Agreement between Sharpe Manufacturing Company and Marson;

         (x) if Buyer and Walmec fail to execute and deliver a distribution agreement as provided in Section 2.1, all Paint Spray Gun BBS Assets and any and all other assets of Sellers exclusively relating to the paint spray guns produced by Walmec; and

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ASSET PURCHASE AGREEMENT
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         (xi)   all rights of Sellers under this Agreement and the agreements and instruments delivered to Sellers by Buyer pursuant to this Agreement or in connection therewith.

     1.3 ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations of the Sellers set forth below to the extent exclusively related to the Automotive Business or the Purchased Assets existing as of the Closing or subsequent thereto (the "Assumed Liabilities"). The Assumed Liabilities shall consist only of the following (provided that if Buyer and Walmec fail to execute and deliver a distribution agreement as provided in
Section 2.1, the Assumed Liabilities shall exclude (A) all liabilities and obligations of Sellers relating to the paint spray guns produced by Walmec which are represented on the Base Balance Sheet and have a total value of $100,000 (the "Paint Spray Gun BBS Liabilities") and (B) any and all other liabilities and obligations of Sellers exclusively relating to the paint spray guns produced by Walmec):

         (i) all liabilities and obligations of the Sellers reflected or reserved against on the Base Balance Sheet, to the extent and only to the extent that the same have not been paid or discharged prior to or at the date of the Closing, and specifically excluding those obligations and liabilities referred to in Section 1.4 hereof as Retained Liabilities;

         (ii) all liabilities and obligations of the Sellers which have arisen or which may arise in the ordinary course of the Automotive Business from August 25, 1996 to the date of the Closing to the extent and only to the extent that the same have not been paid or discharged prior to or at the date of Closing, and specifically excluding those obligations and liabilities referred to in
Section 1.4 hereof as Retained Liabilities;

         (iii) all liabilities and obligations of the Sellers to customers for goods shipped to customers after the Closing which are not reasonably identifiable as goods having been placed in finished goods inventory prior to the Closing, including, but not limited to, liabilities and obligations for product warranty and product liability claims; and

         (iv) all liabilities and obligations of the Sellers arising from and after the date of the Closing under the Marson Contracts but only the extent (i) accruing and relating solely to the period after the Closing and (ii) the corresponding benefits therefrom are validly assigned to Buyer hereunder.

     1.4 RETAINED LIABILITIES. Notwithstanding anything to the contrary set forth above, the Buyer shall not assume, pay or discharge, and shall not be liable for any debt, obligation, responsibility or liability of the Sellers, whether fixed or contingent, whether known or unknown, (the "Retained Liabilities") unless and only to the extent specifically described in Section
1.3 hereof as an Assumed Liability. Without limiting the generality of the foregoing, the following are included among the Retained Liabilities which Buyer does not assume or become responsible for:

         (i) all liabilities and obligations related to or arising from any transactions with any officer, director or stockholder of the Sellers or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");

         (ii) all liabilities and obligations for damage or injury to person or property based upon events occurring prior to the date of Closing;

         (iii) all liabilities and obligations arising out of the employment relationship between Sellers and any of their employees or former employees existing at any time related to the Automotive Business, whether before or after the Closing, including, but not limited to,

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ASSET PURCHASE AGREEMENT
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liabilities and obligations for wages, accident, disability, or workers'
compensation insurance or benefits, benefits under the Sellers' employee benefit plans, including, without limitation, group health insurance, severance pay, back pay, or liabilities which may be asserted against the Sellers or the Buyer under Part B of Subtitle B of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the "Code") (herein collectively referred to as "COBRA");

         (iv) all liabilities and obligations of Sellers to customers or third parties in connection with the Automotive Business with respect to shortages and defects in goods delivered to customers or in transit to customers prior to the Closing or placed in finished goods inventory prior to the Closing and shipped to customers after the Closing (provided such goods shipped after the Closing are identifiable), including, but not limited to, liabilities and obligations for product warranty and product liability claims;

         (v) all liabilities and obligations arising out of or attributable to Sellers' or their predecessors', release, generation, treatment, transport, recycling, storage or disposal of any hazardous substance or arising out of or attributable to Sellers' or their predecessors' arrangements for any of the foregoing in connection with the Automotive Business prior to the Closing Date;


         (vi) if Buyer and Walmec fail to execute and deliver a distribution agreement as provided in Section 2.1, all Paint Spray Gun BBS Liabilities and any and all other liabilities and obligations of Sellers relating to the paint spray guns produced by Walmec; and

         (vii) all liabilities and obligations with respect to the claims and litigation described in Schedule 4.16 hereof.

ARTICLE 2. AGGREGATE CONSIDERATION.

     2.1 AGGREGATE CONSIDERATION AND PAYMENT. Subject to the adjustment in
Section 2.2, the aggregate consideration to be paid by the Buyer to the Sellers in consideration of the sale of the Automotive Business and the Purchased Assets (the "Aggregate Consideration") shall be equal to:

         (i) the aggregate amount of the Assumed Liabilities as of the Closing; plus

         (ii) if Buyer and Walmec SPA ("Walmec") agree to enter into a distribution agreement substantially in the form of Exhibit A attached hereto (the "Model Distribution Agreement"), that number of Common Shares, without par value, of RPM (the "RPM Shares") using the RPM Market Value (as hereinafter defined) which represents an aggregate value equal to Thirteen Million Six Hundred Thousand Dollars ($13,600,000); PROVIDED, HOWEVER, that in the event the RPM Market Value is less than $15.00 per share, subject to the RPM Share Adjustments (as hereinafter defined), then either (a) Marson shall unilaterally terminate this Agreement by delivering written notice of termination to Buyer prior to the Closing, or (b) Marson shall receive 906,667 RPM Shares, subject to the RPM Share Adjustments without giving regard to the RPM Market Value; or

         (iii) if, notwithstanding the best efforts of the Sellers and the Buyer, as provided in Sections 6.4 and 7.4 hereof, respectively, to cause the Buyer and Walmec to enter a distribution agreement which is substantially in the form of the Model Distribution Agreement, Buyer and Walmec agree to enter into a distribution agreement which is not substantially in the form of the Model Distribution Agreement, that number of RPM Shares using the RPM Market

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Value which represents an aggregate value equal to a sum negotiated in good faith by the Sellers and Buyer (the "Negotiated Aggregate Value") which shall be no greater than Thirteen Million Six Hundred Thousand Dollars ($13,600,000) and no less than Twelve Million Eight Hundred Thousand Dollars ($12,800,000), PROVIDED, HOWEVER, that (A) Marson, in its sole discretion, may accept or reject any Negotiated Aggregate Value proposed by Buyer which is less than Thirteen Million Six Hundred Thousand Dollars ($13,600,000) but shall be obligated to accept (and shall be deemed to have accepted without further negotiation) a Negotiated Aggregate Value proposed by the Buyer which equals Thirteen Million Six Hundred Thousand Dollars ($13,600,000); and (B) the Buyer, in its sole discretion, may accept or reject any Negotiated Aggregate Value which is greater than Twelve Million Eight Hundred Thousand Dollars ($12,800,000) but shall be obligated to accept (and shall be deemed to have accepted without further negotiation) a Negotiated Aggregate Value proposed by Marson which equals Twelve Million Eight Hundred Thousand Dollars ($12,800,000) and provided, further, however, that in the event the RPM Market Value is less than $15.00 per share, subject to the RPM Share Adjustments, then either (a) Marson shall unilaterally terminate this Agreement by delivering written notice of termination to Buyer prior to the Closing, or (b) Marson shall receive that number of RPM Shares equal to the Negotiated Aggregate Value divided by 15 rounded to the nearest whole RPM Share, subject to the RPM Share Adjustments without giving regard to the RPM Market Value; or

         (iv) if, notwithstanding the best efforts of the Sellers and the Buyer, as provided in Sections 6.4 and 7.4 hereof, respectively, to cause the Buyer and Walmec to enter a distribution agreement which is substantially in the form of the Model Distribution Agreement, Buyer and Walmec are unable to agree to a distribution agreement in any form, that number of RPM Shares, using the RPM Market Value which represents an aggregate value equal to Twelve Million Dollars ($12,000,000); PROVIDED, HOWEVER, that in the event the RPM Market Value is less than $15.00 per share, subject to the RPM Share Adjustments, then either
(a) Marson shall unilaterally terminate this Agreement by delivering written notice of termination to Buyer prior to the Closing, or (b) Marson shall receive 800,000 RPM Shares, subject to the RPM Share Adjustments without giving regard to the RPM Market Value.

     For purposes of this Agreement the term "RPM Market Value" shall mean the average of the closing prices of RPM Shares for the five trading days ending on and including the trading day two days prior to the Closing Date (as hereinafter defined) as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"). For purposes of this Agreement the term "RPM Share Adjustments" shall mean the number of RPM Shares listed in clause
(ii)(b), (iii)(b) or (iv)(b), as applicable, above, to be issued to Sellers as adjusted to give full effect to any stock dividend (including any dividend of securities convertible into RPM Shares), stock split, reverse stock split, or any combination, reclassification, recapitalization or other like change in respect of the RPM Shares occurring after this Agreement and prior to the Closing, except for the issuance of RPM Shares (1) pursuant to the exercise of employee stock options or (2) pursuant to any conversion of RPM's Liquid Yield Option Notes due 2012.

     2.2 DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE CONSIDERATION.

     (a) Not later than thirty (30) days after the Closing Date, Sellers shall prepare and deliver to the Buyer (i) a balance sheet (the "Closing Balance Sheet") which shall reflect the book value of both the Purchased Assets and the Assumed Liabilities as of the Closing Date and (ii) a statement (the "Closing Statement") indicating the difference between the aggregate net book value of the Purchased Assets and the aggregate net book value of the Assumed Liabilities (the "Closing Net Book Value"). The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the Base Balance Sheet and otherwise in accordance with

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

generally accepted accounting principles. The Closing Balance Sheet delivered to Buyer shall be accompanied by a certificate from KPMG Peat Marwick, the accountants of the Sellers, that the Closing Balance Sheet has been prepared on a basis consistent with the preparation of the Base Balance Sheet. Sellers shall give Buyer notice of any physical inventory count to be taken in connection with the preparation of the Closing Balance Sheet. Buyer and its accountants may observe any physical inventory counts which are undertaken in connection therewith. To the extent that the Closing Net Book Value differs from the comparable net book value as derived from the Base Balance Sheet (the "Base Net Book Value"), then the Aggregate Consideration shall be adjusted on a dollar for dollar basis by the amount of such difference as hereinafter set forth. The Base Net Book Value shall equal either (i) $4,343,000 if the Paint Spray Gun BBS Assets are included in the Purchased Assets and the Paint Spray Gun BBS Liabilities are included in the Assumed Liabilities or (ii) $3,586,000 if the Paint Spray Gun BBS Assets are excluded from the Purchased Assets and the Paint Spray Guns BBS Liabilities are excluded from the Assumed Liabilities.

     (b) Following receipt of the Closing Balance Sheet, Buyer will be afforded a period of twenty (20) calendar days (the "Review Period") to review the Closing Balance Sheet. During such Review Period, Buyer and Buyer's accountant will be afforded reasonable access to any of Sellers' employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by Sellers or their accountants in connection with the preparation or certification of the Closing Balance Sheet; PROVIDED, HOWEVER, that Buyer shall provide reasonable prior notice of any such investigation to Sellers so as not to unduly interfere with the operations of Sellers. At or before the end of the Review Period, Buyer will either (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance sheet and the Closing Statement shall become final, binding and conclusive on Sellers and Buyer, or (ii) deliver to Seller and Sellers' accountants a written notice in accordance with paragraph (e) of this Section 2.2 disputing the Closing Balance Sheet.

     (c) In the event that the Closing Net Book Value is less than the Base Net Book Value, then within ten (10) days following the later of (x) the date the Closing Balance Sheet and the Closing Statement is accepted by Buyer or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet as provided in paragraph (e) of this Section 2.2, the Sellers shall pay to the Buyer an amount equal to such difference, either, at the election of the Sellers in their sole discretion, (i) in RPM Shares valued at a price per RPM Share equal to the closing price as reported on Nasdaq of RPM Shares on the date of delivery and effective receipt of the Closing Balance Sheet to Buyer, or (ii) by bank cashier's check or by federal funds wire transfer in immediately available funds.

     (d) In the event that the Closing Net Book Value is equal to or greater than the Base Net Book Value, then there shall be no postclosing adjustment to the Aggregate Consideration pursuant to this Section 2.2.

     (e) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet prior to the expiration of the Review Period, the Buyer shall provide Sellers with written notice of each disputed item. In the event of such a dispute, Buyer and Sellers shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "Resolution Period") of Sellers' receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on Sellers and Buyer. If Buyer and Sellers are unable to reach a resolution with such effect within the Resolution Period, Buyer and Sellers shall submit the dispute to the national office of Ernst & Young (the "Independent CPA"). The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the parties. The fees and expenses of the Independent

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

CPA shall be assessed by the Independent CPA fifty percent (50%) against the Sellers and fifty percent (50%) against the Buyer and shall be paid by each of them in those proportions.

     2.3 ALLOCATION OF AGGREGATE CONSIDERATION. The Aggregate Consideration shall be allocated among the Purchased Assets in the manner set forth in
Schedule 2.3 annexed hereto, subject to any adjustment to the Aggregate Consideration which shall be made pursuant to Section 2.2 hereof. The parties hereto acknowledge and agree that such allocation reflects the respective fair market values of the Purchased Assets and that they will not take a position inconsistent with such allocation for U.S. or Canadian federal, state, provincial or local tax purposes.

ARTICLE 3. THE CLOSING.

     3.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer at One Financial Center, Boston, Massachusetts, at 10:00 a.m. on or before January 17, 1997 or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date").

     3.2 DELIVERY OF DOCUMENTS OF TITLE. At the Closing the Sellers shall deliver or cause to be delivered to the Buyer, against the Buyer's assumption of the Assumed Liabilities and delivery of the Share Certificates (as hereinafter defined), good and sufficient instruments of transfer transferring to the Buyer title to all the Purchased Assets, including a Bill of Sale in the form attached hereto as Exhibit B-1, a Patent Assignment in the form of Exhibit B-2, a Trademark Assignment in the form of Exhibit B-3, assignments of leases, and such other instruments of title or transfer as may be required. Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance satisfactory to counsel for the Buyer, and (iii) shall effectively vest in the Buyer good and marketable title to all the Purchased Assets, free and clear of all security interests, mortgages, pledges, liens, and encumbrances of any kind whatsoever.

     3.3 DELIVERY OF RECORDS AND CONTRACTS. At the Closing the Sellers also shall deliver or cause to be delivered to the Buyer, against the Buyer's assumption of the Assumed Liabilities and delivery of the Share Certificates, all of the, Marson Contracts, commitments and rights of the Sellers exclusively relating to the Automotive Business, with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same. The Sellers shall also deliver to the Buyer at the Closing all of the Sellers' business records, books and other data exclusively relating to the Purchased Assets and the Automotive Business and described in Section 1.1 hereof, (except corporate records and other property of the Sellers excluded under Section 1.2 hereof), and the Sellers shall take all requisite steps to put the Buyer in actual possession and operating control of the Purchased Assets and the Automotive Business. After the Closing the Buyer shall afford to the Sellers and their accountants and attorneys reasonable access during Buyer's business hours to the books and records of the Sellers delivered to the Buyer under this
Section 3.3 and shall permit the Sellers to make copies therefrom (at Sellers' expense) for the purpose of preparing such tax returns of the Sellers as may be required after the Closing and for other proper purposes approved in writing by the Buyer. After the Closing the Sellers shall afford to the Buyer and its accountants and attorneys reasonable access during Sellers' business hours to the books and records of the Sellers for purposes reasonably related to the operation of the Automotive Business by the Buyer.

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

     3.4 GRANT OF LICENSE TO USE MARSON NAME. At the Closing the Sellers shall also grant to the Buyer a license to use the name "Marson" in connection with the Buyer's operation of the Automotive Business, such license to be on the terms and conditions set forth in the License Agreement attached hereto as Exhibit C (the "License Agreement"). The Sellers shall execute and deliver the License Agreement at the Closing.

     3.5 DELIVERY OF DOCUMENTS BY THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to the Sellers, against delivery of the documents described in Sections 3.2, 3.3 and 3.4 hereof, the License Agreement, an Instrument of Assumption in the form attached hereto as Exhibit D and certificates representing the RPM Shares (the "Share Certificates").

     3.6 TRANSFER OF PURCHASED ASSETS.

     (a) At the Closing, Buyer shall, at its expense, crate, remove and transport the Purchased Assets from Marson's facilities in Chelsea, Massachusetts, Sparks, Nevada and Toronto, Ontario, Canada, without damage to Marson's property or significant disruption of Marson's other businesses, provided that Marson shall cooperate with Buyer in effecting such process.

     (b) Subject to the Transition Service Agreement referenced in Section 8.15 hereof, Buyer and Sellers agree that, commencing on the Closing Date and for such period of time after the date thereof as Buyer may elect but in no event later than sixty (60) days after the Closing Date (the "Interim Period"), the machinery, equipment and other personal property included among the Purchased Assets and located at Marson's owned or leased premises in Chelsea, Massachusetts, Sparks, Nevada and Toronto, Ontario, Canada, may remain at Marson's owned or leased premises, as applicable. During the Interim Period and subject to Section 3.6(a) hereof, Buyer shall have the right to remove such machinery, equipment and other personal property from Marson's owned or leased premises, as applicable after provision of reasonable notice. Subject to the Transition Service Agreement, Sellers assume no liability for loss or damage to any such machinery, equipment or other personal property after the Closing Date and all risk of loss or damage to the same shall be borne by the Buyer from and after the Closing Date.

     3.7 FURTHER ASSURANCES.

     (a) From time to time after the Closing at the request of the Buyer and without further consideration, the Sellers shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Sections 3.2, 3.3 and 3.4 hereof) and shall take such other action as the Buyer may reasonably require to effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets. To the extent that the assignment of any lease, contract, commitment or right pertaining to the Automotive Business shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, the Sellers shall use their best efforts before and after the Closing to obtain any necessary consents or waivers to assure the Buyer of the benefits of such leases, contracts, commitments or rights. If such consent is not obtained, Sellers agree to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including, but not limited to, having (a) Buyer act as agent for Sellers and (b) Sellers enforce for the benefit of Buyer any and all rights of Sellers against the other party thereto arising out of the cancellation by such other party or otherwise. Nothing herein shall be deemed a waiver by the Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of the Sellers exclusively relating to the Automotive Business.

     (b) From time to time after the Closing at the request of the Sellers and without further consideration, the Buyer shall execute and deliver such further documents (in addition to the Instrument of Assumption delivered under Section
3.5 hereof) and shall take such other action as

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

the Sellers may reasonably require in order to confirm the Buyer's assumption of the Assumed Liabilities.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     The Sellers hereby represent and warrant to the Buyer as follows:

     4.1 ORGANIZATION AND QUALIFICATION OF THE SELLERS. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own or lease the Purchased Assets, to conduct the Automotive Business in the manner and in the places where such properties are owned or leased or such Automotive Business is conducted by it and to consummate the transactions contemplated by this Agreement. The copies of the Sellers' Certificates of Incorporation or equivalent documents as amended to date ("Charter"), and of the Sellers' bylaws or equivalent documents as amended to date ("Bylaws"), and previously delivered to Buyer's counsel, are complete, correct and in effect as of the date hereof. Each of the Sellers is duly qualified to do business as a foreign corporation in all jurisdictions where the failure to be so qualified would have a material adverse effect upon the Automotive Business. Marson owns of record and beneficially all of the capital stock and rights convertible into capital stock of MCI. Marson has full corporate power and authority to own the capital stock of MCI.

     4.2 AUTHORIZATION OF TRANSACTION. All necessary action, corporate or otherwise, has been taken by each of the Sellers to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement and each other agreement and document executed and delivered by Sellers in connection herewith are the valid and binding obligations of the Sellers, enforceable in accordance with their terms, subject to laws of general application affecting creditors' rights generally.

     4.3 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS. Neither of the Sellers is in violation of its respective Charter or Bylaws. Neither the ownership nor use of the Purchased Assets nor the conduct of the Automotive Business constitutes (i) a material default of or material breach of any Marson Contract to which either of the Sellers is a party or by which either of the Sellers is bound; or (ii) to the knowledge of the Sellers, a violation of any law, regulation, administrative order, arbitration award or judicial order or other similar restriction applicable to the Sellers, the Automotive Business or the Purchased Assets.

     4.4  NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

     Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of either of the Sellers; (ii) conflict with or constitute (with or without the passage of time or giving of notice) a default under, or a breach of, any Marson Contract, instrument or obligation exclusively pertaining to the Automotive Business or the Purchased Assets to which either of the Sellers is a party or by which the Sellers or any of the Purchased Assets are bound; or (iii) to the knowledge of the Sellers, result in a violation of any law, regulation, administrative order or judicial order applicable to the Sellers, the Automotive Business or the Purchased Assets. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Sellers do not require the consent, waiver, approval, authorization, exemption of, or giving of notice to, any governmental authority.

     4.5 FINANCIAL STATEMENTS. Attached as Schedule 4.5 hereto are the unaudited income statements for the Automotive Business for the year ended December 31, 1995 and for the eight month period ended August 25, 1996 as well as an unaudited balance sheet for the Automotive

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

Business dated as of August 25, 1996 (the "Base Balance Sheet"). Such income statements were prepared from Sellers' books of account, which books of account were prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnote disclosure and customary year end adjustments of a normal recurring type which would not be material either individually or in the aggregate. Such income statements are complete and correct and fairly present the results of operations for the Automotive Business for the periods covered thereby. The books of account of Sellers accurately reflect all items of income and expense (including accruals) and all assets and liabilities of the Automotive Business in accordance with normal accrual accounting practices, subject to customary year-end adjustments which would not be material either individually or in the aggregate. The Base Balance Sheet is complete and correct and fairly presents the financial position of the Automotive Business as of the date thereof.

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities of any nature with respect to the Automotive Business or the Purchased Assets, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (i) liabilities stated or adequately reserved against on the Base Balance Sheet;
(ii) liabilities arising in the ordinary course of business since the date of the Base Balance Sheet; and (iii) liabilities disclosed in Schedule 4.6 hereto. Neither of the Sellers, nor to the Sellers' knowledge, any other party to any contract, agreement or license identified on Schedule 4.13, has breached any obligation under any contract, agreement or license identified on Schedule 4.13. No representation is made as to general economic conditions or the general fluctuations of the relevant industries.

     4.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.7 hereto, since the date of the Base Balance Sheet, there has not been:

         (i) any mortgage, encumbrance or lien placed on any of the Purchased Assets which remains in existence on the date hereof or at the time of Closing;

         (ii) any obligation or liability incurred by the Sellers with respect to the Automotive Business other than obligations and liabilities incurred in the ordinary course of business, consistent with past practice;

         (iii) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any machinery, equipment or other assets included among the Purchased Assets other than inventory or accounts receivable;

         (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Automotive Business or the Purchased Assets;

         (v) any change in Sellers' accounting procedures or practices as it relates to the Automotive Business;

         (vi) any waiver, release, cancellation or compromise of any debts owed to them or claims or rights against others exceeding $10,000 in the aggregate; or

         (vii) other than in the ordinary course of business, any adverse change, or event or circumstances which would reasonably be expected to result in any material adverse change in the assets used in, or in the business relationships or the operation of, the Automotive Business.

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

     4.8 PAYMENT OF TAXES. The Sellers have filed, either separately or on a consolidated basis with their Affiliates, all U.S. and Canadian federal, state, provincial, local, and foreign government income excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by them, and such returns were, when filed, correct and complete and the Sellers have paid all taxes owing by them except taxes which have not yet accrued or otherwise become due for which adequate provision has been made. Except as disclosed in Schedule 4.8 hereto, there are no tax claims, audits or proceedings pending in connection with the Purchased Assets and, to the knowledge of Sellers, there are no such threatened claims, audits or proceedings.

     4.9  TITLE TO PROPERTIES; LIENS; SUFFICIENCY OF PURCHASED ASSETS.

     (a) The Purchased Assets do not include any real property. Set forth on
Schedule 4.9 hereto is a listing of (i) all real property owned by the Sellers and used in the operation of the Automotive Business; (ii) all leases under which the Sellers lease real property which is used by the Sellers in the operation of the Automotive Business; (iii) a description of all of the machinery, equipment and other personal property owned and used by the Sellers in the operation of the Automotive Business; and (iv) all leases under which the Sellers lease any machinery, equipment or other personal property which is used in the operation of the Automotive Business. Except for the Excluded Assets, the Purchased Assets include all of the material tangible assets owned or leased by the Sellers used exclusively for the Automotive Business in the ordinary course as presently conducted.

     (b) Except as specifically disclosed in Schedule 4.9 hereto or in the Base Balance Sheet, the Sellers have good and merchantable title to all of the Purchased Assets, including the machinery, equipment and other personal property described in said schedule, and all of the leases which are included among the Purchased Assets are valid and subsisting and fully assignable by the Sellers.

     (c) Except as specifically disclosed in Schedule 4.9 hereof, none of the Purchased Assets is subject to any security interest, mortgage, pledge, lien (other than for taxes not yet due and payable), conditional sale agreement or encumbrance.

     (d) The Purchased Assets are and will be on the date on which a particular Purchased Asset is ready for transfer from Sellers to Buyer pursuant hereto in good working order, normal wear and tear excepted, and are fit in all material respects for their current use and purpose; provided however, that no warranty is made related to stored equipment not in current use, which equipment is being conveyed "as is."

     4.10 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Automotive Business shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve shown on the Base Balance Sheet, will be, (i) valid and enforceable claims, (ii) which arose out of transactions with independent third parties, (iii) fully collectible by Buyer in the ordinary course of business and within 120 days after the Closing Date, and (iv) subject to no set-off or counterclaim. Schedule 4.10 includes a complete aging schedule of accounts receivable related to the Automotive Business as of November 30, 1996.

     4.11 INVENTORIES. Except as shown on Schedule 4.11, all items contained in the inventories of the Automotive Business reflected on the Base Balance Sheet, net of the reserves stated in the Base Balance Sheet are, and those existing at the Closing, net of the reserves stated in the Closing Balance Sheet, will be of a quality and quantity salable in the ordinary course of the Automotive Business. The values of the inventories stated in the Base Balance Sheet have

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

been determined in accordance with generally accepted accounting principles, practices and methods and, other than the rivet and rivet tool inventory, reflect the Sellers' customary actual unit standard costs. The values of the rivet and rivet tool inventory stated in the Base Balance Sheet have been determined at the cost of physical inventory reflected on the price list set forth in the Supply Agreement referenced in Section 8.2 hereof and represent (based on current operational run rates) an approximate two (2) months supply of these items.

     4.12 INTELLECTUAL PROPERTY RIGHTS. Schedule 4.12 lists all Intellectual Property Rights owned by Sellers or in which (as noted on such Schedule) Sellers have any rights or licenses exclusively in connection with the Automotive Business. To the knowledge of Sellers, there has not been any infringement or alleged infringement by others of any such Intellectual Property Rights. Except as set forth in Schedule 4.12, Sellers are not a party to any contract, agreement or license, whether as licensor, licensee, franchisor, franchisee, dealer, distributor, or otherwise, with respect to any Intellectual Property Rights or trade secret. To the knowledge of the Sellers, Sellers have the right to use all Intellectual Property Rights as are necessary to enable Sellers to conduct, and Buyer to continue to conduct after the Closing, all phases of the Automotive Business in the manner presently conducted by Sellers, and, to the knowledge of Sellers, that use has not conflicted with, infringed, or otherwise violated any rights of any entity. No Affiliate or employee of Sellers owns or uses any of the Intellectual Property Rights used in the Automotive Business, and, to the knowledge of the Sellers, Sellers have the unrestricted right to sell or assign to Buyer all such owned Intellectual Property Rights and all such licenses or other rights. The Intellectual Property Rights listed in Schedule
4.12 are valid and in full force and effect as of the Closing Date and are not subject to any taxes, maintenance fees, or actions falling due within the next three months following the date hereof. Except as set forth in Schedule 4.12, there have been no interference actions or other judicial, arbitration, or other adversary proceedings concerning the Intellectual Property Rights listed in
Schedule 4.12. Each application for an Intellectual Property Right listed in
Schedule 4.12 is awaiting action by its respective appropriate recording office except as otherwise indicated in Schedule 4.12. To the knowledge of Sellers, the manufacture, use, performance or sale of products or services incorporating or exclusively in connection with the Intellectual Property Rights listed in
Schedule 4.12 do not violate or infringe on any Intellectual Property Right or other right of any entity, and, to the knowledge of Sellers, Sellers have not otherwise infringed any Intellectual Property Right, trade secret or other right of any entity in operating the Automotive Business. Sellers have the exclusive right to use and the unrestricted right to transfer to Buyer all of Sellers' trade secrets used in connection with the Automotive Business, and none of such trade secrets have been used, divulged, or appropriated for the benefit of any past or present employees of Sellers, or to the detriment of Sellers.

     4.13 MATERIAL CONTRACTS.

          Except for contracts, agreements and licenses described in Schedule
4.13 hereto, the Sellers are not parties to or subject to:

         (i) any contract or agreement pertaining to the Automotive Business for the purchase of any commodity, material, equipment or asset, except purchase orders in the ordinary course;

         (ii) any other contracts or agreements creating any obligations of the Sellers with respect to the Automotive Business after the date of the Base Balance Sheet of $10,000 or more, other than sales and purchase commitments in the ordinary course of business;

         (iii) any contract or agreement creating obligations with respect to the Automotive Business in excess of $10,000 which by its terms is not terminable without penalty by the Sellers upon thirty (30) days' notice;

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         (iv)   any contract or agreement for the sale or lease of inventories or equipment of the Automotive Business not made in the ordinary course;

         (v) any contract or agreement containing covenants limiting the freedom of the Sellers to compete in any line of business or with any person or entity;

         (vi) any franchise contract, agreement or license pertaining to the Automotive Business, whether as franchisor or franchisee or licensor or licensee; or

         (vii) any other contract or agreement material to the Automotive Business.

     Sellers have delivered, or will deliver on or before the Closing Date, to Buyer accurate and complete copies of each written contract, agreement or license set forth on Schedule 4.13, in each case with all modifications and amendments thereto.

     4.14 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4.14 hereto, to the Sellers' knowledge, any and all waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials which have been used or generated by the Sellers at MCI's location under the Lease Agreement or which have been used or generated elsewhere in connection with the operation of the Automotive Business have always been and are being generated, used, stored, treated, shipped and disposed of in material compliance with all applicable U.S. and Canadian federal, state, provincial and local laws, regulations and ordinances. For purposes of this section, "oil", "hazardous waste", "hazardous substances", "toxic substances" and "hazardous material" shall have the meaning currently set forth in the U.S. Resource Conservation and Recovery Act, the U.S. Comprehensive Environmental Response, Compensation and Liability Act, the U.S. Hazardous Materials Transportation Act, the U.S. Federal Water Pollution Control Act, the U.S. Toxic Substances Control Act, or as currently defined in any U.S. federal regulations adopted pursuant to such Acts.

     4.15 PERMITS. To the Sellers' knowledge, the Sellers hold all licenses, permits and franchises which are required to permit them to operate the Automotive Business as presently conducted, and all such licenses, permits and franchises are listed on Schedule 4.15 hereto.

     4.16 LITIGATION. Except for matters described in Schedule 4.16 hereto, there is no suit, claim, action, proceeding or governmental investigation pending or, to the Sellers' knowledge, threatened, against the Sellers, before any court or any governmental agencies or regulatory or authorities which could reasonably be expected to have a material adverse effect on the Automotive Business or the Purchased Assets or which seeks to enjoin or otherwise hinder or prevent the consummation of the transactions contemplated by this Agreement and the Sellers are not subject to any order, injunction or decree relating to or affecting the Automotive Business or the Purchased Assets and, to the knowledge of Sellers, there is no statement of facts or events which would reasonably be expected to form the basis for such a claim, suit, action, investigation or proceeding the resolution of which, if unfavorable to Sellers, would reasonably be expected to have a material adverse effect on the Automotive Business or the Purchased Assets.

     4.17 TRANSACTIONS WITH INTERESTED PERSONS. Except as shown on Schedule 4.17, no officer, supervisory employee, director or stockholder of the Sellers or any Affiliate, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Automotive Business, or any organization which has a material contract or arrangement with the Sellers pertaining to the Automotive Business, or (ii) has any contract or agreement with the Sellers pertaining to the Automotive Business.

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     4.18 KNOWLEDGE. To the extent that any portion of the representations and warranties made herein were made to the knowledge of the Sellers, such knowledge shall be understood to mean the actual knowledge of any of the persons listed on
Schedule 4.18 hereto holding positions with the Sellers described therein and shall be qualified by and limited to such actual knowledge.

     4.19 DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement nor any exhibit hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein not misleading, relating to the business or affairs of the Automotive Business.

     4.20 PRODUCT WARRANTY. Except as set forth on Schedule 4.20, since January 1, 1995: (i) there have been no product or service warranty claims made by customers of Sellers relating to the Automotive Business for an amount in excess of $5,000 with respect to any single claim or for amounts in excess of $50,000 with respect to all claims made in any fiscal year; (ii) there have been no product recalls by Sellers relating to the Automotive Business of products having a customary standard unit cost in excess of $5,000 with respect to any single recall or of products having a customary standard unit cost in excess of $50,000 in the aggregate with respect to all product recalls in any fiscal year; and (iii) there are no product and service warranties outstanding or currently being offered to customers of Sellers relating to the Automotive Business.

     4.21 PRODUCT LIABILITY. Except as listed on Schedule 4.21, no product liability or other tort claims have been made or, to the knowledge of Sellers, threatened against Sellers relating to products sold or services performed by the Automotive Business in the past three (3) years. To the knowledge of Sellers, there are no defects in the design or manufacture of products manufactured or sold by the Automotive Business on or before the date hereof. Sellers have delivered, or will deliver on or before the Closing Date, to Buyer copies of all the product liability insurance policies relating to the Automotive Business purchased in the last three (3) years.

     4.22 SUPPLIERS AND CUSTOMERS. Schedule 4.22 lists all suppliers and customers which accounted for more than 5% of the Automotive Business' sales or purchases since January 1, 1995. Except as set forth on Schedule 4.22, since January 1, 1995, no supplier or customer which accounted for more than 5% of the Automotive Business' sales or purchases and no other supplier or customer of material importance to the Automotive Business (including, but not limited to, any supplier who is the Automotive Business' sole source of supply of any product or service) has terminated, or, to the knowledge of Sellers, threatened to terminate, its relationship with Sellers in connection with the Automotive Business or has during the past year decreased or delayed materially, or, to the knowledge of Sellers, threatened to decrease or delay materially, its services or supplies to Sellers in connection with the Automotive Business or its usage of Sellers' services or products relating to the Automotive Business, as the case may be.

     4.23 PREPAYMENTS AND DEPOSITS. Except as set forth on the Base Balance Sheet or those which have arisen in the ordinary course since the date of the Base Balance Sheet, Sellers, in connection with the Automotive Business, have not received any prepayments or deposits from customers for products to be shipped, or services to be performed, subsequent to the Closing Date.

     4.24 LOCATION. The complete addresses of all locations of any of the Purchased Assets are set forth on Schedule 4.24.

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

     4.25 EMPLOYEES. The salaries and employee benefits of the employees listed on Schedule 1.1(v) are accurately summarized in all material respects on
Schedule 4.25 hereto. The Sellers have accrued or paid in full to those employees listed on Schedule 1.1(v) all wages, commissions, bonuses, vacation pay and other direct compensation for all services performed by them. To the knowledge of the Sellers, there are no grievances or claims by any of the employees listed on Schedule 1.1(v) pending with respect to their employment by the Sellers, including, but not limited to, sexual harassment and discrimination claims and claims arising under workers' compensation laws.

     4.26 INVESTMENT MATTERS.

     (a) Marson is an "accredited investor" within the meaning of Rule 501(a)(3) under the Securities Act of 1933 (the "Securities Act").

     (b) Marson will not sell, transfer or otherwise dispose of the RPM Shares unless (i) a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act with respect thereto is in effect or
(ii) an exemption from such registration is available.


ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND RPM.

     Each of the Buyer and RPM hereby represents and warrants to the Sellers as follows:

     5.1 ORGANIZATION OF THE BUYER AND RPM. Each of the Buyer and RPM is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it and to consummate the transactions contemplated by this Agreement.

     5.2 AUTHORIZATION OF TRANSACTION. All necessary action, corporate or otherwise, has been taken by the Buyer and RPM to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement and each other agreement and document executed and delivered by Buyer and RPM in connection herewith are the valid and binding obligations of the Buyer and RPM, as applicable, enforceable in accordance with their respective terms, subject to laws of general application affecting creditors' rights generally. The issuance of the RPM Shares pursuant to the terms of this Agreement has been duly and validly authorized, and no further approval or authority of the stockholders or the directors of RPM is required for the issuance and sale of the RPM Shares. When issued and sold to Sellers, the RPM Shares will be validly issued, fully paid and nonassessable.

     5.3 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Buyer's or RPM's Articles of Incorporation or bylaws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a default under, or a breach of, any material agreement, instrument or obligation to which the Buyer or RPM is a party or by which either of them or their respective assets are bound; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to the Buyer or RPM. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Buyer and RPM do not require the consent, waiver, approval, authorization, exemption of, or giving of notice to, any governmental authority.

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

     5.4 LITIGATION. There is no litigation pending or, to the knowledge of the Buyer or RPM, threatened against the Buyer or RPM which seeks to enjoin or otherwise hinder or prevent the consummation of the transactions contemplated, by this Agreement.

     5.5 REPORTS AND FINANCIAL STATEMENTS. RPM has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended May 31, 1996, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since May 31, 1996 and (c) all other reports or registration statements filed by RPM with the SEC since May 31, 1996 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "RPM Reports"). The RPM Reports constitute all of the documents filed or required to be filed by RPM with the SEC since May 31, 1996. As of their respective dates, the RPM Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of RPM included in the RPM Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934 (the "Exchange Act")), (iii) fairly present the consolidated financial condition, results of operations and cash flows of RPM as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of RPM.

     5.6 KNOWLEDGE. To the extent that any portion of the representations and warranties made herein were made to the knowledge of the Buyer and RPM, such knowledge shall be understood to mean the actual knowledge of any of the directors or executive officers of the Buyer and RPM and shall be qualified by and limited to such actual knowledge.

ARTICLE 6. PRE-CLOSING COVENANTS OF THE SELLERS.

     The Sellers hereby covenant and agree with the Buyer as follows:

     6.1 CONDUCT OF AUTOMOTIVE BUSINESS. Between the date of this Agreement and the Closing, unless the Buyer shall otherwise consent in writing:

         (i) the Sellers shall conduct the Automotive Business only in the ordinary course on a basis consistent with past practice;

         (ii) the Sellers shall refrain from making any purchase, sale or disposition of any asset or property pertaining to the Automotive Business other than in the ordinary course of business, from purchasing any capital asset with respect to the Automotive Business, and from granting any security interest in, or mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the Purchased Assets, other than those existing security interests, mortgages, pledges, liens, conditional sale agreements and encumbrances specifically disclosed in Schedule 4.9 hereto;

         (iii) the Sellers shall use commercially reasonable efforts to keep intact the Sellers' business organization and to preserve the goodwill of all suppliers to, and customers, of the Automotive Business; and

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

         (iv)   subject to the covenants and agreement of the Buyer set forth in
Section 7.1 hereof, the Sellers shall permit the Buyer and its authorized representatives, during normal business hours and upon reasonable notice, to have access to all properties, assets, records, tax returns, contracts and documents related to the Automotive Business and shall furnish to the Buyer or its authorized representatives such financial and other information with respect to the Automotive Business or the Purchased Assets as the Buyer may from time to time reasonably request.

     6.2 AUTHORIZATION FROM OTHERS. Prior to the Closing, the Sellers will use their best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Sellers of the transactions contemplated by this Agreement.

     6.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Sellers prior to the date hereof, of any of the representations and warranties of the Sellers contained in or referred to in this Agreement, the Sellers shall give detailed written notice thereof to the Buyer and shall use their best efforts to prevent or promptly remedy the same.

     6.4 DISTRIBUTION AGREEMENT. Sellers shall use their best efforts to assist Buyer and Walmec to execute and deliver a Model Distribution Agreement as provided in Section 2.1. Sellers shall not inform Walmec that Buyer has agreed to accept the Model Distribution Agreement in the form attached hereto.

     6.5 CONSUMMATION OF AGREEMENT. The Sellers shall perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

ARTICLE 7. PRE-CLOSING COVENANTS OF BUYER AND RPM.

     The Buyer and RPM hereby covenant and agree with the Sellers as follows:

     7.1 CONFIDENTIALITY OF DUE DILIGENCE. The Buyer will conduct its due diligence with respect to the Automotive Business on a confidential basis and shall use its best efforts to ensure that any inspection or examination to be undertaken by the Buyer of the properties, assets, records, tax returns, contracts and documents related to the Automotive Business shall be conducted in such a manner so as to avoid any disruption to the Sellers' operation of their businesses, including, the Automotive Business. Each of the Buyer and RPM hereby confirms that any and all information, records or other data which the Buyer or RPM may obtain during any such inspection or examination shall be held by the Buyer or RPM subject to the obligations of RPM under that certain Confidentiality Agreement dated as of August 26, 1996 by and between Marson and RPM, the terms of which are incorporated herein by reference and are hereby ratified and confirmed.

     7.2 AUTHORIZATION FROM OTHERS. Prior to the Closing, each of the Buyer and RPM will use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Buyer and RPM of the transactions contemplated by this Agreement.

     7.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Buyer or RPM prior to the date hereof, of any of the

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

representations and warranties of the Buyer or RPM contained in or referred to in this Agreement, the Buyer or RPM, as the case may be, shall give detailed written notice thereof to the Sellers and shall use their best efforts to prevent or promptly remedy the same.

     7.4 DISTRIBUTION AGREEMENT. Buyer shall use its best efforts to execute and deliver a Model Distribution Agreement with Walmec as provided in Section 2.1.

     7.5 CONSUMMATION OF AGREEMENT. Each of the Buyer and RPM shall perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

ARTICLE 8. CONDITIONS TO OBLIGATIONS OF THE BUYER AND RPM.

     The obligations of the Buyer and RPM to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

     8.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Sellers set forth in Article 4 hereof shall be accurate in all respects as if made on and as of the date of Closing as well as on the date hereof, other than with respect to representations and warranties that refer to or speak as of a certain date, except for changes occurring in the ordinary course of business since the date hereof, none of which shall be material and an officer of the Sellers shall have certified to such effect to the Buyer in writing. The Sellers shall have performed in all respects all of those obligations, and shall have complied in all respects with those covenants, required to be performed or observed at or prior to the Closing, and an officer of the Sellers shall have certified to such effect to the Buyer in writing, in the form of Exhibit E.

     8.2 SUPPLY AGREEMENT. Marson shall have executed and delivered to the Buyer a Supply Agreement in the form attached hereto as Exhibit F ( the "Supply Agreement") pursuant to which Marson shall agree to supply the Buyer with Marson's products for distribution and sale at the prices and terms set forth therein.

     8.3 NONCOMPETITION AGREEMENTS. Each of the Sellers shall have executed and delivered to the Buyer a noncompetition agreement having a five (5) year term and being in the form attached hereto as Exhibit G-1. Orion Capital Partners, L.P. shall have executed and delivered to the Buyer a noncompetition agreement having a two (2) year term in the form attached hereto as Exhibit G-2. Each of Alan Ritchie and Michael G. Brown shall have executed and delivered to the Buyer a noncompetition agreement having a five(5) year term in the form attached hereto as Exhibit G-3.

     8.4 CONSENTS AND APPROVALS. Any and all consents or approvals which may be required under those contracts, agreements or licenses listed on Schedule 4.13 hereof in order to consummate the transactions contemplated by this Agreement and to transfer the Purchased Assets to the Buyer, shall have been obtained and shall be in form and substance reasonably satisfactory to the Buyer and its counsel.

     8.5 NO MATERIAL ADVERSE CHANGE. Except as disclosed on Schedule 4.7 hereto, during the period from the date hereof to the Closing, there shall not have been any material adverse change in the condition, financial or otherwise or the results of operation of the Automotive Business other than changes in the ordinary course none of which has been materially adverse, and the Sellers shall not have sustained any damage by casualty to, or destruction of the

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

Purchased Assets, whether or not insured, which materially and adversely affects the operation of the Automotive Business.

     8.6 APPROVAL OF DOCUMENTATION. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for the Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

     8.7 ABSENCE OF CERTAIN LITIGATION. There shall not be any (i) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (ii) suit, action or other proceeding by any U.S. or Canadian federal, state, provincial or local government (or any agency thereof) or pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (iii) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which, in the reasonable opinion of counsel for the Buyer, is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against the Buyer or against any directors or officers of the Buyer in connection with the consummation of any material transaction contemplated hereby.

     8.8 MARSON'S GOOD STANDING. Buyer shall have received a good standing certificate pertaining to Marson dated no more than ten (10) days prior to the Closing Date from the Secretary of State of Delaware.

     8.9 MCI'S GOOD STANDING. Buyer shall have received certificates of status pertaining to MCI dated no more than ten (10) days prior to the Closing Date from the Province of Ontario.

     8.10 MCI'S TAX CLEARANCE. Buyer shall have received clearance certificates under Section 6 of the Retail Sales Tax Act of Ontario and comparable legislation of other provinces pertaining to MCI, each dated no more than ten
(10) days prior to the Closing Date.

     8.11 OPINION. Buyer shall have received the legal opinion of Sellers' counsel addressed to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer.

     8.12 LIEN TERMINATIONS. Buyer shall have received terminations of all security interests in, and releases of all liens on, the Purchased Assets, including, but not limited to, UCC Termination Statements.

     8.13 TRANSFER INSTRUMENTS. Buyer shall have received a general bill of sale and assignment in the form of Exhibit B-1, a Patent Assignment in the form of Exhibit B-2 and a Trademark Assignment in the form of Exhibit B-3, each signed by the appropriate Seller and such certificates of title, endorsements, assignments in recordable form (including, but not limited to, all of Sellers' Intellectual Property Rights), affidavits, and other instruments of transfer as shall be required to permit Buyer to acquire the Purchased Assets free of any liens, adverse claims, demands, encumbrances, limitations, security interest, option, pledge, or any other title defect or restriction of any kind, except as otherwise provided herein.

     8.14 LICENSE AGREEMENT. Each of the Sellers shall have executed and delivered to Buyer a License Agreement in the form attached hereto as Exhibit C.

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     8.15 TRANSITION SERVICE AGREEMENT. Each of Sellers shall have executed and delivered to Buyer a Transition Service Agreement in the form attached hereto as Exhibit H.

     8.16 DISTRIBUTION AGREEMENT. If Buyer and Walmec shall have agreed to enter into a distribution agreement which is not substantially in the form of the Model Distribution Agreement, then Marson shall have agreed, or be deemed to have agreed, to the Negotiated Aggregate Value proposed by the Buyer in accordance with Section 2.1(iii) hereof.

     8.17 TERMINATION OF DISTRIBUTION AGREEMENT. If Buyer and Walmec shall have agreed to enter into a distribution agreement as provided in Section 2.1, then Marson and Walmec shall have agreed to terminate their current distribution agreement effective as of the Closing Date.

     8.18 OTHER. Buyer shall have received each other document required to be delivered to Buyer hereunder.

     8.19 THE BUYER'S FRUSTRATION OF CLOSING CONDITIONS. Neither the Buyer nor RPM may rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was caused by the failure of the Buyer or RPM to act in good faith or to use its best efforts to cause the Closing to occur, as required under Section 7.4 hereof.

ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE SELLERS.

     The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

     9.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Buyer and RPM contained in Article 5 hereof shall be accurate in all respects as if made on and as of the date of Closing as well as on the date hereof, except for changes occurring in the ordinary course of business since the date hereof, none of which shall be material and an officer of the Buyer shall have certified to such effect to the Sellers in writing. The Buyer and RPM shall have performed in all respects all of those obligations, and shall have complied in all respects with those covenants, required to be performed or observed at or prior to the Closing, and an officer of the Buyer shall have certified to such effect to the Sellers in writing, in the form of
Exhibit I.

     9.2 SUPPLY AGREEMENT. The Buyer shall have executed and delivered the Supply Agreement to Marson.

     9.3 APPROVAL OF DOCUMENTATION. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for the Sellers, provided that the approval of such counsel shall not be unreasonably withheld.

     9.4 ABSENCE OF CERTAIN LITIGATION. There shall not be any (i) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (ii) suit, action or other proceeding by any U.S. or Canadian federal, state, commonwealth or local government (or any agency thereof) or pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (iii) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which, in the reasonable opinion of counsel for the Sellers, is likely to result in the restraint or

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

prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against the Sellers or its Affiliates or against any directors or officers of the Sellers or its Affiliates in connection with the consummation of any material transaction contemplated hereby.

     9.5 BUYER'S GOOD STANDING. Sellers shall have received a good standing certificate pertaining to Buyer dated no more than ten (10) days prior to the Closing Date from the Secretary of State of Georgia.

     9.6 RPM'S GOOD STANDING. Sellers shall have received a good standing certificate pertaining to RPM dated no more than ten (10) days prior to the Closing Date from the Secretary of State of Ohio.

     9.7 OPINION. Sellers shall have received the legal opinion of counsel to the Buyer and RPM addressed to Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers.

     9.8 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-3 Registration Statement pursuant to which the RPM Shares are to be registered shall have been declared effective by the SEC, and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the SEC or any state regulatory authorities and Buyer shall have delivered to Sellers a certificate of an officer of Buyer to such effect.

     9.9 NASDAQ LISTING APPROVAL. Buyer shall provide evidence that it has submitted a supplemental listing application to the National Association of Securities Dealers, Inc. for the purpose of authorizing for quotation the RPM Shares on the Nasdaq National Market and a certificate of an officer of RPM that the RPM Shares are available for quotation on the Nasdaq National Market.

     9.10 DISTRIBUTION AGREEMENT. If Buyer and Walmec shall have agreed to enter into a distribution agreement which is not substantially in the form of the Model Distribution Agreement, the Buyer shall have agreed, or be deemed to have agreed, to the Negotiated Aggregate Value proposed by Marson in accordance with
Section 2.1(iii) hereof;

     9.11 THE SELLERS' FRUSTRATION OF CLOSING CONDITIONS. The Sellers may not rely on the failure of any condition set forth in this Article 9 to be satisfied if such failure was caused by the failure of the Sellers to act in good faith or to use all commercially reasonable efforts to cause the Closing to occur, as required under Section 6.4 hereof.

ARTICLE 10.  TERMINATION OF AGREEMENT.

     10.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated (i) by mutual consent of the Buyer and the Sellers with the approval of their respective Board of Directors, notwithstanding prior approval of this Agreement by the stockholders of any party, (ii) by either the Buyer or the Sellers if there has been a material breach of a representation or warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein, (iii) by the Buyer if the conditions stated in
Article 8 have not been satisfied at or prior to the Closing, or (iv) by the Sellers if the conditions stated in Article 9 have not been satisfied at or prior to the Closing.

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

     10.2 EFFECT OF TERMINATION. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to the non-breaching party for its damages and out-of-pocket expenses. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).

     10.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 8 hereof have not been satisfied, the Buyer shall have the right to waive its right to require fulfillment of any such condition and to proceed with the transactions contemplated hereby, and if any of the conditions specified in Article 9 hereof have not been satisfied, the Sellers shall have the right to waive their right to require fulfillment of any such condition and to proceed with the transactions contemplated hereby.

ARTICLE 11. RIGHTS AND OBLIGATIONS SUBSEQUENT TO THE CLOSING.

     11.1 COLLECTION OF ASSETS. Subsequent to the Closing, the Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by the Sellers hereunder and to endorse with the name of the Sellers any checks received on account of such receivables or other items, and the Sellers agrees that they will promptly transfer or deliver to the Buyer from time to time, any cash or other property that the Sellers may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items pertaining to the Automotive Business and transferred by them to the Buyer pursuant to the provisions hereof.

     11.2 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing in accordance with
Article 12 hereof, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     11.3 PRODUCT WARRANTY/LIABILITY. Although Buyer does not assume any of Sellers' product warranty obligations for products sold prior to the Closing Date, Buyer shall have the right after the Closing Date, on Sellers' behalf, but only with the prior written approval of Sellers, to perform Sellers' obligations under Sellers' product warranties for such products in accordance with Sellers' present policy. The performance by Buyer of any of Sellers' product warranty obligations for such products shall not give rise to any rights in Sellers. Sellers agree to reimburse Buyer upon demand for Buyer's costs in performing such obligations for Sellers, including, but not limited to, reasonable out-of-pocket costs and internal labor, material and overhead costs at Buyer's normal rates. In addition, Sellers shall name Buyer and RPM as additional insured parties under the product liability and commercial general and excess liability insurance policies related to the Automotive Business ("Sellers Insurance") as maintained prior to the Closing Date by Sellers for a period continuing after the Closing Date until the second anniversary of the Closing Date. Buyer shall name Sellers as additional insured parties under the product liability and commercial general and excess liability insurance policies related to the Automotive Business ("Buyer's Insurance") as maintained by Buyer after the Closing Date until the second anniversary of the Closing Date. Buyer and Sellers shall each provide the other with evidence of such insurance by delivering one copy of a Certificate of Insurance, completed by their respective insurance carrier(s) or agents certifying that insurance coverage is in effect and will not be canceled or materially changed until thirty (30) days after written notice. The Buyer will, prior to the Closing, provide Sellers with copies of the relevant summaries of policies under which the Buyer will maintain the Buyer's Insurance.

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     11.4 COBRA COMPLIANCE. Sellers will timely provide all notices and any continuation of health benefit coverage required to be provided to any of the Automotive Business' employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA, to the extent such notices and continuation of health benefit coverage are required to be provided by Sellers by reason of events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement.

     11.5 SECTION 22. Buyer and Sellers shall, on or promptly after the Closing, jointly execute in prescribed form T2022 an election under Section 22 of the Income Tax Act (Canada) and the corresponding provisions of any applicable provincial income tax legislation with respect to the sale of accounts receivable included in the Purchased Assets, and Buyer (and Sellers if required) shall file such election(s) with Revenue Canada and the relevant provincial tax authorities forthwith after execution thereof (and in any event Buyer (and Sellers if required) shall file with its income tax return for the year of sale) to make such election(s).

     11.6 EXCISE TAX ACT. On or before the Closing, Buyer and Sellers shall jointly execute and Buyer shall file within the prescribed time limits, elections pursuant to Section 167 of the Excise Tax Act (Canada) and the corresponding provisions of the equivalent Ontario legislation in the prescribed form and containing the prescribed information in order to permit the relevant transactions contemplated hereby to be completed without the Goods and Services Tax, or the Ontario equivalent, being payable in respect thereof.

     11.7 FURTHER COOPERATION. If, in order properly to prepare either documents required to be filed with any governmental entity or its financial statements, it is necessary that either party hereto be furnished with additional information relating to the Purchased Assets or the Automotive Business of any successors and such information is in the possession of the other party hereto, such party agrees to use its best efforts to furnish such information to such other party, without cost and expense to the party being furnished such information.

ARTICLE 12. INDEMNIFICATION.

     12.1 DEFINITIONS. For purposes of this Article 12:

          "Losses" means all losses, damages, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action, and, in the case of a third party claim or a governmental action against an Indemnified Person, shall also include any amounts for punitive, incidental or consequential damages for which the third party claimant or governmental entity receives an award against such Indemnified Persons but does not include the punitive, incidental or consequential damages of any Indemnified Person other than as may arise out of a third party claim or governmental action. Notwithstanding the foregoing, the amount of any Loss suffered or incurred by an Indemnified Person shall be reduced by the amount of any insurance proceeds received by such Indemnified Person in respect of such Loss.

          A "$2,500 Loss" means any Loss which exceeds $2,500 in amount.

          The "Buyer's Indemnified Persons" means the Buyer and any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Buyer, and their respective directors, officers, employees, stockholders and agents.

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          "Indemnified Person" means any person entitled to be indemnified under this Article 12.

          "Indemnifying Person" means any person obligated to indemnify another entity under this Article 12.

          The "Sellers' Indemnified Persons" means each of the Sellers and any person that directly or indirectly controls, or is controlled by, or is under common control with, the Sellers, and their respective directors, officers, employees, stockholders and agents.

          "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     12.2 INDEMNIFICATION BY THE SELLERS.

     (a) Subject to the limitations in paragraph (b) below, the Sellers, jointly and severally, shall defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:


         (i) resulting from or arising out of any breach of any of the representations or warranties set forth in Article 4 hereof (other than those in Sections 4.2, 4.4, 4.8, 4.9(b), 4.9(c), 4.10 or 4.11);

         (ii) resulting from or arising out of any breach of the representations or warranties set forth in Sections 4.2, 4.4, 4.8, 4.9(b) or 4.9(c) hereof;

         (iii) resulting from or arising out of any breach of the representations or warranties set forth in Section 4.10 or 4.11;

         (iv) resulting from or arising out of any breach of any covenant or agreement made by the Sellers in this Agreement (excluding, however, any covenants or agreements set forth in the Exhibits to this Agreement);

         (v)    resulting from any bulk transfer or other similar law;

         (vi) resulting from or arising out of the claims of any broker, finder, or other entity acting in a similar capacity on behalf of Sellers in connection with the transactions herein contemplated; or

         (vii)  in respect of any Retained Liability.

     (b) The right to indemnification under paragraph (a) is subject to the following limitations:

         (i) The Sellers shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                (A) for claims under clause (i) or (iii) of paragraph (a) above, a period of 18 months following the date of the Closing; and

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                (B) for all other claims, for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

         (ii) Indemnification for any Loss under clause (i) of paragraph (a) above shall be payable by the Sellers hereunder only if such Loss is a $2,500 Loss and the aggregate amount of all $2,500 Losses hereunder by the Buyer's Indemnified Persons shall exceed Two Hundred Thousand Dollars ($200,000), but upon reaching such amount Sellers shall be liable to the Indemnified Persons from the first dollar to the full extent of all such $2,500 Losses under paragraph (a) above. The maximum aggregate liability of the Sellers for indemnification claims for Losses under clause (i) or (iv) of paragraph (a) above shall be Five Million Dollars ($5,000,000) and there shall be no maximum liability for claims for Losses under clauses (ii), (iii), (v), (vi) or (vii) of paragraph (a) above.

         (iii) At their option, Sellers may repurchase from Buyer, for an amount equal to the unpaid balance thereof, all or any part of the accounts receivable included in the Purchased Assets which are subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by Sellers of any claims for Losses with respect to any account receivable under clause (iii) of paragraph (a) above, Buyer shall concurrently therewith assign such accounts receivable to Sellers free and clear of any liens.

         (iv) At their option, Sellers may repurchase from Buyer, for an amount equal to the value reflected in the Closing Balance Sheet, all or any part of the inventory included in the Purchased Assets which is subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by Sellers for any claim for Losses with respect to any inventory under clause
(iii) of paragraph (a) above, Buyer shall concurrently therewith assign such inventory to Sellers free and clear of any liens.

         (v) The indemnification remedy provided to the Buyer and the Buyer's Indemnified Persons shall be the exclusive remedy to which the Buyer and the Buyer's Indemnified Persons shall be entitled after the Closing for any breach by the Sellers of any representation or warranty or any covenant under this Agreement (except for knowing and intentional breaches of any such representation, warranty or covenant).

     12.3 INDEMNIFICATION BY THE BUYER.

     (a) Subject to the limitations in paragraph (b) below, from and after the date of the Closing, the Buyer and RPM, jointly and severally, shall defend, indemnify and hold harmless the Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

         (i) resulting from or arising out of any breach of any of the representations or warranties set forth in Article 5 hereof (other than those in Sections 5.2 and 5.3);

         (ii) resulting from or arising out of any breach of the representations or warranties set forth in Section 5.2 or 5.3 hereof;

         (iii) resulting from or arising out of any breach of any covenant or agreement made by the Buyer in this Agreement (excluding, however, any covenants or agreements set forth in the Exhibits to this Agreement);

         (iv) resulting from or arising out of the claims of any broker, finder or other entity acting in a similar capacity on behalf of Sellers in connection with the transactions herein contemplated; or

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         (v)    in respect of any Assumed Liability.

     (b) The right to indemnification under paragraph (a) above is subject to the following limitations:

         (i) Neither the Buyer nor RPM shall have any liability under paragraph (a) unless one or more of the Sellers' Indemnified Persons gives written notice to the Buyer and RPM asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                (A) for claims under clause (i) of paragraph (a) above, a period of eighteen (18) months following the date of the Closing; and

                (B) for all other claims, for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

         (ii) Indemnification for any Losses under clause (i) of paragraph (a) above shall be payable by the Buyer or RPM hereunder only if such Loss is a $2,500 Loss and the aggregate amount of all $2,500 Losses hereunder by the Sellers' Indemnified Persons shall exceed Two Hundred Thousand Dollars ($200,000), but upon reaching such amount Buyer shall be liable to the Indemnified Persons from the first dollar to the full extent of all such $2,500 Losses under paragraph (a) above. The maximum aggregate liability of the Buyer and RPM for indemnification claims for Losses under clauses (i) and (iii) of paragraph (a) above shall be Five Million Dollars ($5,000,000) and there shall be no maximum liability for claims for Losses under clauses (ii), (iv) or (v) of paragraph (a) above.

     (c) The indemnification remedy provided to the Sellers and the Sellers' Indemnified Persons shall be the exclusive remedy to which the Sellers and the Sellers' Indemnified Persons shall be entitled after the Closing for any breach by the Buyer or RPM of any representation or warranty or any covenant under this Agreement (except for the provisions of Section 13 hereof and for knowing and intentional breaches of any such representation, warranty or covenant).

     12.4 DEFENSE OF THIRD PARTY ACTIONS.

     (a) Promptly after receipt of notice of any Third Party Action, any person who believes he or it may be an Indemnified Person shall give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 12.

     (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

     (c) By written notice within forty five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The

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

Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

     (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

     (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

     (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     12.5 MISCELLANEOUS.

     (a) The Buyer's Indemnified Persons shall be entitled to indemnification under Section 12.2 hereof and the Sellers' Indemnified Persons shall be entitled to indemnification under Section 12.3 hereof.

     (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

     12.6 PAYMENT OF INDEMNIFICATION. Claims for indemnification under this
Article 12 shall be paid or otherwise satisfied by an Indemnifying Person within thirty (30) days after notice thereof is given by the Indemnified Person.

ARTICLE 13. REGISTRATION.

     13.1 REQUIRED REGISTRATION. RPM shall file with the SEC a registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure) for a public offering of all the RPM Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Registration Statement") and, as soon as practicable after the execution of this Agreement, will use its best efforts to cause such registration statement to become effective and remain continuously effective for 36 months following the Closing Date. RPM shall not permit any securities other than the RPM Shares to be included in the Registration Statement.

     13.2 EXPENSES. The expenses of registration of RPM Shares pursuant to
Section 13.1 will be paid by RPM or Buyer. For purposes of this Section 13.2, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for RPM's or Buyer's counsel (but excluding the fees and expenses, if any, of counsel or other advisers to Marson), auditing and accounting expenses incurred by RPM in connection with the registration and printing and other related expenses including salary and related overhead expenses of employees of RPM or Buyer for time expended by such employees.

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13.3 INDEMNIFICATION.

     (a) To the extent permitted by law, RPM will indemnify and hold harmless each of the Sellers, their respective officers and directors, each person, if any, who controls the Sellers within the meaning of the Securities Act or the Exchange Act and each agent for the Sellers (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each of the Sellers, their respective officers and directors, controlling person or agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 13.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without RPM's consent (which consent shall not be unreasonably withheld) nor shall RPM be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Sellers, their respective officers and directors, any such controlling person or agent. The Sellers acknowledge and agree that the indemnity agreement contained in this Section 13.3(a) shall be limited to an agreement for the benefit of the Sellers, their respective officers and directors, their controlling persons and their agents and shall not be construed to obligate RPM to indemnify, or agree to indemnify, in any respect, any other person or entity who may act as an underwriter, broker or dealer in connection with the sale, purchase or distribution of any of the RPM Shares.

     (b) To the extent permitted by law, each of the Sellers will indemnify and hold harmless RPM, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls RPM within the meaning of the Securities Act or the Exchange Act, and each agent for RPM (within the meaning of the Securities Act), as the case may be, against any losses, claims, damages or liabilities to which RPM or any such director, officer, controlling person or agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, or

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

amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Sellers expressly for use in connection with such registration; and the Sellers will reimburse any legal or other expenses reasonably incurred by RPM or any such director, officer, controlling person or agent, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 13.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Sellers (which consent shall not be unreasonably withheld).

     (c) Promptly after receipt by a party indemnified under this Section 13.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 13.3, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify any indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13.3, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this Section 13.3.

ARTICLE 14. GENERAL PROVISIONS.

     14.1 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers relating in any way to the purchase and sale of the Automotive Business and the Purchased Assets hereunder shall be charged to or included in any account of the Automotive Business as of the Closing. Except for sales taxes which may be payable in connection with the transfer of the Purchased Assets and which will be paid by Buyer when due and payable, Sellers shall pay all transfer or other taxes, if any, which may be payable in connection with the transfer of the Purchased Assets pursuant to this Agreement. The Sellers have agreed, pursuant to Section
11.6 hereof, to file jointly with Buyer elections pursuant to Section 167 of the Excise Tax Act (Canada) and corresponding provisions of the equivalent Ontario legislation in order to permit the transactions contemplated hereby to be completed without the Goods and Services Tax, or the Ontario equivalent, being payable in respect thereof. The Buyer will indemnify the Sellers against any tax, interest or penalties arising from a determination that the conditions for filing the elections pursuant to Section 167 of the Excise Tax Act (Canada) or the corresponding provisions of the equivalent Ontario legislation have not been satisfied for any reasons other than the inaccuracy of any of the representations and warranties made by the Sellers in completing the required elections under the Excise Tax Act (Canada) or the corresponding provisions of the equivalent Ontario legislation.

     14.2 NOTICES. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile transmission) addressed as provided below shall be
(i) delivered by hand, (ii) transmitted by facsimile with receipt confirmed,
(iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

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     If to the Sellers to:

     Marson Corporation
     130 Crescent Avenue
     P.O. Box 505767
     Chelsea, Massachusetts 02150-3086
     Attention: Alan Ritchie, Chairman and Chief Executive Officer Facsimile Number: (617) 889-0963

     Marson Canada Inc.
     c/o Marson Corporation.
     130 Crescent Avenue
     P.O. Box 505767
     Chelsea, Massachusetts 02150-3086
     Attention: Alan Ritchie, President
     Facsimile Number: (617) 889-0963

     with a copy to:

     Paul J. Hartnett, Jr., Esq.
     Brown, Rudnick, Freed & Gesmer, P.C.
     One Financial Center
     Boston, Massachusetts  02111
     Facsimile Number: (617) 856-8201

     If to the Buyer, to:

     Dynatron/Bondo Corporation
     3700  Atlanta Industrial Parkway
     Atlanta, Georgia 30331
     Attention: President
     Facsimile Number: (404) 696-5614

     If to RPM, to:

     RPM, Inc.
     2628 Pearl Road
     Medina, Ohio 44258
     Attention: General Counsel
     Facsimile Number: (330) 225-8743

     And, in each case, with a copy to:

     Calfee, Halter & Griswold
     1400 McDonald Investment Center
     800 Superior Avenue
     Cleveland, Ohio 44114-2688
     Attention: William A. Papenbrock, Esquire
     Facsimile Number: (216) 241-0816

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this
Section 14.2 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by

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mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

     14.3 PUBLICITY AND DISCLOSURES. Except as required by law, prior to the Closing Date no press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of both the Buyer and the Sellers. If such a public notice is required by law, the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

     14.4 ENTIRE AGREEMENT. This Agreement (including all exhibits or schedules appended to this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     14.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

     14.6 BULK SALES LAW. Buyer waives compliance by Sellers with the obligations imposed on vendors under the Bulk Sales Act, or the equivalent, as a result of the transactions contemplated by this Agreement. Sellers agree, in accordance with the provisions of Article 12 hereof, to indemnify and hold Buyer harmless from and against any loss incurred by Buyer as a result of such waiver.

     14.7 ASSIGNABILITY. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Buyer has informed the Sellers that Buyer intends to merge with and into Mar-Hyde Corporation, an Ohio corporation which is another wholly-owned subsidiary of RPM, and that following such merger, the surviving corporation will be known as "Bondo/Mar-Hyde Corporation." The Sellers hereby acknowledge and agree that Bondo/Mar-Hyde Corporation will be the successor by merger to the rights and obligations of Buyer under this Agreement.

     14.8 AMENDMENT. This Agreement may be amended only by a written agreement executed by the Buyer and the Sellers.

     14.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

     14.10 EFFECT OF TABLE OF CONTENTS AND HEADINGS. The table of contents and the titles of article and section headings herein contained has been provided for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     14.11 WAIVERS. Compliance with any condition or covenant set forth herein may not be waived except by writing duly executed by the party or parties to be bound. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereto, and any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise thereof shall not preclude any further exercise thereof or the exercise of any other such right, power or privilege.

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     14.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof).

     14.13 PRONOUNS. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

     14.14 TIME PERIODS. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; PROVIDED, HOWEVER, that if the last day for taking action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

     14.15 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                 MARSON CORPORATION


                                 By: /s/ Alan Ritchie
                                     -------------------------------------------
                                     Name:  Alan Ritchie
                                     Title: Chairman and Chief Executive Officer


                                 MARSON CANADA INC.


                                 By: /s/ Alan Ritchie
                                     -------------------------------------------
                                     Name:  Alan Ritchie
                                     Title: President


                                 DYNATRON/BONDO CORPORATION


                                 By: /s/ L. Joseph Lee
                                     -------------------------------------------
                                     Name:  L. Joseph Lee
                                     Title: Vice President


                                 RPM, INC.


                                 By: /s/ L. Joseph Lee
                                     -------------------------------------------
                                     Name: L. Joseph Lee, authorized signatory

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ASSET PURCHASE AGREEMENT
                                      -33-

                            ASSET PURCHASE AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1(iii) - Marson Contracts

Schedule 1.1 (v)  - Employees to be Offered Employment by the Buyer

Schedule 1.1(vi)  - Trademarks included among the Purchased Assets

Schedule 1.2      - Certain Retained Accounts Receivable

Schedule 2.3      - Aggregate Consideration Allocation

Schedule 4.5      - Financial Statements of the Sellers

Schedule 4.6      - Liabilities not reflected on the Base Balance Sheet

Schedule 4.7      - Changes Since Base Balance Sheet Date

Schedule 4.8      - Tax Claims, Audits and Proceedings

Schedule 4.9      - Leases, Machinery, Equipment and other Property

Schedule 4.10     - Aging Schedule of Accounts Receivable as of
                    November 30, 1996

Schedule 4.11     - Inventories

Schedule 4.12     - Intellectual Property Rights

Schedule 4.13     - Material Contracts

Schedule 4.14     - Environmental Matters

Schedule 4.15     - Permits

Schedule 4.16     - Litigation

Schedule 4.17     - Transactions with Interested Persons

Schedule 4.18     - Persons Deemed to Have Knowledge

Schedule 4.20     - Product Warranty Matters

Schedule 4.21     - Product Liability Claims and Related Matters

Schedule 4.22     - Certain Customers and Suppliers

Schedule 4.24     - Purchased Asset Locations

Schedule 4.25     - Salary and Employee Benefits of Certain Employees

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ASSET PURCHASE AGREEMENT

Exhibit A:   Walmec Distribution Agreement

Exhibit B-1: Bill of Sale

Exhibit B-2: Patent Assignment

Exhibit B-3: Trademark Assignment

Exhibit C:   License Agreement

Exhibit D:   Instrument of Assumption

Exhibit E:   Sellers' Closing Certificate

Exhibit F:   Supply Agreement

Exhibit G-1: Marson Noncompetition Agreement

Exhibit G-2: Orion Noncompetition Agreement

Exhibit G-3: Ritchie/Brown Noncompetition Agreement

Exhibit H:   Transition Service Agreement

Exhibit I:   Buyer's Closing Certificate

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ASSET PURCHASE AGREEMENT
                                      -35-